Exhibit 10.43

April 20, 2010
EXTENSION N2 TO THE
EMPLOYMENT AGREEMENT OF AUGUST 1, 2004

By and between Siberian Energy Group Inc., a Nevada corporation (the “Company”), and Elena Pochapski (“Employee”) entered into this 20th day of April 2010, and made effective as of January 1, 2010.

WHEREAS the Company and the Employee previously signed the Employment Agreement, which stated the term of employment to start on September 1, 2003 and to end on December 31, 2008 (the “Agreement”, a copy of which is attached hereto as Exhibit A), and the One year term extension agreement for 2009 services;

AND WHEREAS the Company and the Employee wish to further extend the term of the employment agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH, that the Company and the Employee agree as follows:

Point 4 “Term” of the employment Agreement to be revised and the term of the Agreement to be extended until June 30, 2010 (the “Extended Term”).

Point 5.1 “Compensation” of the employment Agreement to be revised and annual salary of the Employee to be stated as US$75,000.

Point 6 “Stock Option” of the employment Agreement is to be removed. A new Stock Option agreement will be signed between the Company and the Employee upon the resolution of the Board of directors of the Company.

All other provisions of the Employment Agreement dated September 1, 2003 shall remain in full force and effect until the expiration of the Extended Term.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed the day and year first above written.

EMPLOYEE	COMPANY

/s/ Elena Pochapski	/s/ David Zaikin
Elena Pochapski	David Zaikin,
Chairman and CEO
Siberian Energy Group Inc.